Exhibit 3.1

CSCUCD-510 (Rev. 09/21) MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS CORPORATIONS, SECURITIES & COMMERCIAL LICENSING BUREAU Date Received AC1 (FOR BUREAU USE ONLY) This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document. Name Joshua A. Sherbin Address 41280 Bridge St. City State ZIP Code Novi MI 48375 EFFECTIVE DATE: Document will be returned to the name and address you enter above. If left blank, document will be returned to the registered office. RESTATED ARTICLES OF INCORPORATION For use by Domestic Profit Corporations (Please read information and instructions on the last page) Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned execute the following Articles: 1. The present name of the corporation is: The Shyft Group, Inc. 2. The identification number assigned by the Bureau is: 800168486 3. The former name(s) of the corporation are:  Spartan Motors, Inc. The date of filing the original Articles of Incorporation was: September 18, 1975 The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation: ARTICLE I The name of the corporation is: THE SHYFT GROUP, INC. ARTICLE II The purpose or purposes for which the corporation is formed are: To engage in any activity within the purposes for which corporations may be organized under the Michigan Business Corporation Act.

ARTICLE III The total authorized shares: 1. Common Shares 60,000 Preferred Shares A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows: ARTICLE IV 1. The name of the resident agent: CSC-LAWYERS INCORPORATING SERVICE (COMPANY) 2. The street address of the registered office is: 3410 Belle Chase Way Ste 600 Lansing, Michigan 48911 (Street Address) (City) (Zip Code) 3. The mailing address of the registered office, if different than above: ,Michigan (Street Address or P,O, Box) (City) (Zip Code) ARTICLE V (Optional. Delete if not applicable) When a compromise or arrangement or a plan of reorganization of this corporation is proposed between the corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or share holder thereof, or an application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all of the shareholders or class of shareholders and also on this corporation. ARTICLE VI (Optional. Delete if not applicable) Any action required or permitted under the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares that have at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. A written consent shall bear the date of signature of the shareholder that signs the consent. Written consents are not effective to take corporate action unless within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation that has custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders that would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and that have not consented to the action in writing. An electronic transmission consenting to an action must comply with Section 407(3).

ARTICLE VII (Additional provision, if any, may be inserted here; attach additional pages if needed). See attachment. 5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS, OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH a. These Restated Articles of Incorporation were duly adopted on the day of, in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors. Signed this day of (Signatures of lncorporators; Type or Print Name Under Each Signature) b. These Restated Articles of Incorporation were duly adopted on the day of , in accordance with the provisions of Section 642 of the Act: (check one of the following) by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles. by the shareholders at a meeting in accordance with section 611(3) of the Act. were duly adopted by the written consent of the shareholders that have at least the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders that have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.) were duly adopted by the written consent of the shareholders entitled to vote in accordance with section 407(2) of the Act. by the Board of Directors of a profit corporation pursuant to Section 611(2) of the Act. Signed this day of By (Signature of an authorized officer or agent) (Type or Print Name)

CSCL/CD-510 (Rev. 09/21) Preparer's Name Jeanne E. Balint Business Telephone Number (313) 225-7003 INFORMATION AND INSTRUCTIONS 1. This form may be used to draft your Restated Articles of Incorporation. A document required or permitted to be filed under the act cannot be filed unless it contains the minimum information required by the act. The format provided contains only the minimal information required to make the document fileable and may not meet your needs. This is a legal document and agency staff cannot provide legal advice. 2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporations, Securities & Commercial Licensing Bureau. The original will be returned to your registered office address unless you enter a different address in the box on the front of this document. Since this document will be maintained on electronic format, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected. 3. This document is to be used pursuant to sections 641 through 643 of Act 284, P.A. of 1972, for the purpose of restating the Articles of Incorporation of a domestic profit corporation. Restated articles of incorporation are an integration into a single instrument of the current provisions of the corporation's Articles of Incorporation, along with any desired amendments to those articles. 4. Item 2 - Enter the identification number previously assigned to the Bureau. If this number is unknown, leave it blank. 5. Article II- State the purposes for which the corporation is formed. Under section 202(b) of the Act, it is sufficient to state substantially, alone or with specifically enumerated purposes, that the corporation may engage in any activity within the purposes for which corporations may be formed under the Act. The Act requires, however, that educational corporations state their specific purposes. 6. Item 5 - Restated Articles of Incorporation submitted before the first meeting of the Board of Directors may be adopted by all of the incorporators by completing Item 5(a). Restated Articles of Incorporation which do not amend the Articles of Incorporation may be adopted by the Board of Directors without a vote of the shareholders by completing Item 5(b). Restated Articles of Incorporation which amend the Articles of Incorporation require adoption by the shareholders by completing item 5(b). 7. The duration of the corporation should be stated in the Restated Articles of Incorporation only if not perpetual. 8. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated. 9. This document must be signed by: (COMPLETE Item 5(a) or 5(b), BUT NOT BOTH) Item 5(a): a majority of the incorporators. Item 5(b): an authorized officer or agent. 10. FEES: Make remittance payable to the State of Michigan. Include corporation name on check or money order. NONREFUNDABLE FEE $10.00 ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS ARE: Amount of Increase 1-60,000 60,001-1,000,000 1,000,001-5,000,000 5,000,001-10,000,000 More than 10,000,000 Fee $50.00 $100.00 $300.00 $500.00 $500.00 for first 10,000,000 plus $1000.00 for each additional 10,000,000, or portion thereof Veterans: Pursuant to MCL 450.2060(10) and, if a majority of the shares of the domestic profit corporation responsible for paying the fee are held by 1 or more honorably discharged veterans of the armed forces of the United States, you may contact the Corporations Division regarding a fee waiver. Submit with check or money order by mail: Michigan Department of Licensing and Regulatory Affairs Corporations, Securities & Commercial Licensing Bureau Corporations Division P.O. Box 30054 Lansing, Ml 48909 To submit in person: 2407 N Grand River Ave Lansing, Ml 48906 Telephone: (517) 241-6470 Fees may be paid by check, money order, VISA, MasterCard, American Express or Discover when delivered in person to our office. Documents that are endorsed filed are available at www.michigan.gov/corpentitysearch. If the submitted document is not fileable, the notice of refusal and document will be available at the Rejected Filings Search website at www.michigan.gov/corprejectedsearch. LARA is an equal opportunity employer/program. Auxiliary aids, services and other reasonable accommodations are available upon request to individuals with disabilities.

Optional expedited service. Expedited review and filing, if fileable, is available for all documents for profit corporations, limited liability companies, limited partnerships and nonprofit corporations. The nonrefundable expedited service fee is in addition to the regular fees applicable to the specific document. Please complete a separate CSCL/CD-272 form for expedited service for each document submitted in person or by mail. 24- hour service - $50 for formation documents and applications for certificate of authority. 24-hour service - $100 for any document concerning an existing entity. Same day service • Same day - $100 for formation documents and applications for certificate of authority. • Same day - $200 for any document concerning an existing entity. Review completed on day of receipt. Document and request for same day expedited service must be received by 1 p.m. EST OR EDT. • Two hour - $500 Review completed within two hours on day of receipt. Document and request for two hour expedited service must be received by 3 p.m. EST OR EDT. • One hour - $1000 Review completed within one hour on day of receipt. Document and request for 1 hour expedited service must be received by 4 p.m. EST OR EDT. Documents submitted by mail are delivered to a remote location for receipts processing and are then forwarded to the Corporations Division for review. Day of receipt for mailed expedited service requests is the day the Corporations Division receives the request. Rev. 09/21

Attachment to Restated Articles of Incorporation
The Shyft Group, Inc.
Identification Number: 800168486
ARTICLE VII: The Corporation shall indemnify directors and executive officers of the Corporation as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding (whether brought by or in the name of the corporation, a subsidiary, or otherwise) arising out of their service to the corporation, a subsidiary, or to another organization at the request of the corporation or a subsidiary. The Corporation may indemnify persons who are not directors or executive officers of the Corporation to the extent authorized by bylaw, resolution of the Board of Directors, or contractual agreement authorized by the Board of Directors. The Corporation may purchase and maintain insurance to protect itself and any such director, officer, or other person against any liability asserted against him or her and incurred by him or her in respect of such service whether or not the Corporation would have the power to indemnify him or her against such liability by law or under the provisions of this Article VII. The provisions of this Article VII shall apply to actions, suits, or proceedings, whether arising from acts or omissions occurring before or after the adoption of this Article VII, and to directors, officers, and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors, and administrators of the directors, officers, and other persons referred to in this Article VII.

ARTICLE VIII. A director of the Corporation shall not be liable to the Corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except liability for any of the following: (a) the amount of a financial benefit received by a director to which he or she is not entitled; (b) an intentional infliction of harm on the Corporation or its shareholders; (c) a violation of section 551 of the Michigan Business Corporation Act; or ( d) an intentional criminal act. In the event the Michigan Business Corporation Act is amended after the approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended. Any repeal, modification or adoption of any provision in these Articles of Incorporation inconsistent with this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, modification or adoption.
ARTICLE IX. The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Michigan Law and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.